Exhibit 107

Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

KRAFT HEINZ FOODS COMPANY (Issuer)

THE KRAFT HEINZ COMPANY (Guarantor)

(collectively, the “Registrants”)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	3.500% Senior Notes due 2029	Rule 457(o) and Rule 457(p)	$594,000,000(1)	99.707%	$592,259,580	0.00014760	$87,417.51	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$592,259,580		$87,417.51

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$87,417.51

	Net Fee Due							$0

(1)

The filing fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and the amount to be registered and proposed maximum aggregate offering price are based on a €/$ exchange rate of €1.00/$1.08 as of February 28, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	The Kraft Heinz Company The Kraft Heinz Foods Company	S-3	333-275255	November 1, 2023	N/A	$87,417.51	Unallocated	(2)	(2)	(2)	N/A

Fee Offset Sources	The Kraft Heinz Company The Kraft Heinz Foods Company	S-3	333-275255	N/A	November 15, 2023	N/A	N/A	N/A	N/A	N/A	$87,417.51

(2)

The prospectus supplement to which this Exhibit is attached is a final prospectus and relates to the non-automatic shelf registration statement on Form S-3 (File No. 333-275255) filed by the Registrants for the sale of up to $24,000,000,000 of the Registrants’ securities, which became effective on November 15, 2023 (the “Registration Statement”). The Registrants carried over $24,000,000,000 of unsold securities (and the associated $2,224,800 previously paid filing fee) that previously were registered by the Registrants on Form S-3 (File No. 333-250081). Pursuant to the Registration Statement, the Registrants paid a registration fee of $0. Prior to the offering to which the prospectus supplement relates, no securities have been issued under the Registration Statement.

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